Exhibit 99.2

CONSOLIDATED FINANCIAL STATEMENTS

BIG MUDDY BANCORP, INC.

Three Months and Nine Months Ended
September 30, 2018 and 2017

Table of Contents

PAGE

Consolidated Financial Statements
Consolidated statements of financial condition	1
Consolidated statements of income	2
Consolidated statements of comprehensive income	3
Consolidated statements of cash flows	4
Notes to consolidated financial statements	5–29

Big Muddy Bancorp, Inc.

Consolidated Statements of Financial Condition

(Unaudited)

	As of	As of
	September 30,	December 31,
	2018	2017
ASSETS
Cash and due from banks	$4,496,264	$13,812,580
Cash items in process	953,353	1,204,287

Cash and cash equivalents	5,449,617	15,016,867

Interest bearing deposits at other institutions	985,000	1,475,000
Securities available-for-sale at fair value	2,586,012	3,536,429
Other investments, at cost	267,189	157,699

Loans receivable, net of deferred loan fees	92,556,540	86,912,670
Allowance for loan losses	(758,259)	(566,998)

Loans receivable, net	91,798,281	86,345,672

Premises and equipment, net	2,452,881	2,251,622
Accrued interest receivable	1,439,854	968,676
Bank-owned life insurance	2,828,595	2,782,962
Other real estate owned and repossessed assets held for sale, net	91,220	91,220
Other assets	667,322	666,728

Total assets	$108,565,971	$113,292,875

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
Non-interest bearing deposits	$28,931,280	$31,580,467
Interest bearing deposits	62,760,933	67,393,704

Total deposits	91,692,213	98,974,171

Accrued interest payable	33,047	30,374
Notes payable and long-term debt	2,000,000	-
Accrued expenses and other liabilities	1,035,776	1,011,583

Total liabilities	94,761,036	100,016,128

COMMITMENTS AND CONTINGENCIES (Note 8)

STOCKHOLDERS’ EQUITY
Common stock, par value $1 per share, 100,000 shares authorized; 48,616 issued and outstanding	48,616	48,616
Additional paid in capital	9,845,680	9,845,680
Retained earnings	3,908,460	3,379,655
Accumulated other comprehensive income, net of tax	2,179	2,796

Total stockholders' equity	13,804,935	13,276,747

Total liabilities and stockholders’ equity	$108,565,971	$113,292,875

See accompanying notes.

Big Muddy Bancorp, Inc.

Consolidated Statements of Income

(Unaudited)

	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
	2018	2017	2018	2017

INTEREST INCOME
Interest and fees on loans	$1,462,571	$1,417,811	$4,220,509	$3,969,745
Securities, time deposits, and cash equivalents	28,431	58,447	137,047	229,747

Total interest income	1,491,002	1,476,258	4,357,556	4,199,492

INTEREST EXPENSE
Interest on deposits and borrowings	65,068	66,357	190,072	154,554

NET INTEREST INCOME	1,425,934	1,409,901	4,167,484	4,044,938

PROVISION FOR LOAN LOSSES	174,000	53,000	392,000	233,000

Net interest income after provision for loan losses	1,251,934	1,356,901	3,775,484	3,811,938

NONINTEREST INCOME
Overdraft & service charges	28,956	32,496	91,919	98,708
Debit card fees	18,813	22,043	49,570	64,305
Life insurance earnings	15,113	23,900	45,633	67,740
Other noninterest income	75,155	154,939	244,820	302,513

	138,037	233,378	431,942	533,266

NONINTEREST EXPENSE
Salaries and benefits	588,669	696,464	1,695,300	1,958,841
Computer fees	62,918	28,952	210,600	84,615
Depreciation and maintenance	54,856	42,902	148,156	129,222
Data security/recovery	34,543	8,384	104,025	31,409
Occupancy	34,340	27,346	103,877	87,913
Accounting fees	6,563	45,754	20,482	85,713
Telephone	4,010	23,684	18,108	65,610
Director fees	15,000	12,600	47,400	46,800
Advertising and promotions	12,053	15,694	35,352	35,497
Legal fees	81,789	140,913	154,882	179,580
Other expenses and losses	177,510	211,205	372,264	572,145

Total noninterest expense	1,072,251	1,253,898	2,910,446	3,277,345

INCOME BEFORE INCOME TAX EXPENSE	317,720	336,381	1,296,980	1,067,859

INCOME TAX EXPENSE	118,430	111,957	330,630	348,736

NET INCOME	$199,290	$224,424	$966,350	$719,123

See accompanying notes.

Big Muddy Bancorp, Inc.

Consolidated Statements of Comprehensive Income

(Unaudited)

	For the Three Months Ended
	September 30, 2018	September 30, 2017

Net income	$199,290	$224,424
Other comprehensive income
Net unrealized (loss) gain on securities available-for-sale arising during the three months ended September 30	(2,650)	(721)
Income tax related to other comprehensive income (loss)	633	236

Total other comprehensive income (loss), net of tax	(2,017)	(485)

Comprehensive income	$197,273	$223,939

	For the Nine Months Ended
	September 30, 2018	September 30, 2017

Net income	$966,350	$719,123
Other comprehensive income
Net unrealized gain (loss) on securities available-for-sale arising during the nine months ended September 30	987	5,955
Income tax related to other comprehensive income (loss)	(236)	(1,947)

Total other comprehensive income (loss), net of tax	751	4,008

Comprehensive income	$967,101	$723,131

See accompanying notes.

Big Muddy Bancorp, Inc.

Consolidated Statements of Cash Flows

(Unaudited)

	Nine Months Ended
	September 30,	September 30,
	2018	2017

CASH FLOWS PROVIDED BY OPERATING ACTIVITIES
Net income	$966,350	$719,123
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	105,051	96,539
Net amortization (accretion) of premiums and discounts on securities	3,448	(2,704)
Gain (loss) on sale of securities available for sale	(1,043)	7,649
Provision for loan losses	392,000	233,000
Changes in assets and liabilities:
Accrued interest receivable	(471,179)	(222,317)
Other assets	(45,991)	(32,766)
Accrued interest payable	2,673	(1,443)
Other liabilities	24,193	14,756

Net cash provided by operating activities	975,502	811,837

CASH FLOWS (USED IN) PROVIDED BY INVESTING ACTIVITIES
Securities available for sale:
Purchases of securities	-	(4,982,215)
Sales of securities	515,378	11,435,074
Calls and maturities of securities	431,647	2,048,078
Maturities of time certificate of deposits	490,000	1,715,000
Purchase of Federal Home Loan Bank stock	(109,490)	-
Redemption of Federal Home Loan Bank stock	-	17,400
Net increase in loans	(5,844,609)	(12,008,736)
Purchases of premises and equipment	(306,310)	(74,382)

Net cash used in investing activities	(4,823,384)	(1,849,781)

CASH FLOWS (USED IN) PROVIDED BY FINANCING ACTIVITIES
Net decrease in deposits	(7,281,958)	(10,127,740)
Dividends paid	(437,410)	(327,870)
Proceeds from borrowings	2,000,000	2,000,000

Net cash used in financing activities	(5,719,368)	(8,455,610)

NET CHANGE IN CASH AND CASH EQUIVALENTS	(9,567,250)	(9,493,554)

CASH AND CASH EQUIVALENTS, beginning of period	15,016,867	19,516,382

CASH AND CASH EQUIVALENTS, end of period	$5,449,617	$10,022,828

SUPPLEMENTAL DISCLOSURES
Cash paid during the year for
Interest	$253,493	$222,617
Income taxes	400,000	294,333

See accompanying notes.

Big Muddy Bancorp, Inc.

Notes to Consolidated Financial Statements

Note 1 – Basis of Financial Statement Presentation and Significant Accounting Policies

The accompanying unaudited consolidated financial statements include the accounts of Big Muddy Bancorp, Inc. (Company), a bank holding company based in the state of Montana and its wholly-owned subsidiary, The State Bank of Townsend (the Bank). The unaudited consolidated financial statements have been prepared in a condensed format and therefore do not include all information and footnotes required by generally accepted accounting principles (GAAP) in the United States of America for complete financial statements, which are included in the Company’s annual financial statements and which should be read in conjunction with the interim unaudited condensed financial statements. The information furnished in these interim unaudited and condensed financial statements reflects all adjustments that are, in the opinion of management, necessary for a fair statement of the results of such period.

Note 2 – Recently Issued Accounting Pronouncements

Revenue from Contracts with Customers (Topic 606) – In May 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2014-09, Revenue from Contracts with Customers, which creates Topic 606 and supersedes Topic 605, Revenue Recognition. Subsequent to the issuance of ASU 2014-09, FASB issued ASU 2016-10 in April 2016 and issued ASU 2016-12 in May 2016. Both of these ASUs amend or clarify aspects of Topic 606. The core principle of Topic 606 is that an entity recognizes revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. In general, the new guidance requires companies to use more judgment and make more estimates than under current guidance, including identifying performance obligations in the contract, estimating the amount of variable consideration to include in the transaction price and allocating the transaction price to each separate performance obligation. This ASU will be effective for fiscal years beginning after December 15, 2018, and interim reporting periods within annual reporting periods beginning after December 15, 2019. The Company is evaluating the effect that ASU 2014-09 will have on its consolidated financial statements and related disclosures.

Leases (Topic 842) – In February 2016, FASB issued ASU No. 2016-02, Leases (Topic 842). The amendments in this ASU require lessees to recognize the following for all leases (with the exception of short-term) at the commencement date; a lease liability, which is a lessee‘s obligation to make lease payments arising from a lease, measured on a discounted basis; and a right-of-use asset, which is an asset that represents the lessee’s right to use, or control the use of, a specified asset for the lease term. The amendments in this ASU leave lessor accounting largely unchanged, although certain targeted improvements were made to align lessor accounting with the lessee accounting model.

Big Muddy Bancorp, Inc.

Notes to Consolidated Financial Statements

Note 2 – Recently Issued Accounting Pronouncements (continued)

This ASU simplifies the accounting for sale and leaseback transactions primarily because lessees must recognize lease assets and lease liabilities. Lessees will no longer be provided with a source of off-balance sheet financing. The amendments in this ASU are effective for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020. Early application is permitted upon issuance. Lessees (for capital and operating leases) and lessors (for sales type, direct financing, and operating leases) must apply a modified retrospective transition approach for leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements. The modified retrospective approach would not require any transition accounting for leases that expired before the earliest comparative period presented. Lessees and lessors may not apply a full retrospective transition approach. The Company is evaluating the effect that ASU 2016-02 will have on its consolidated financial statements and related disclosures.

Financial Instruments – Credit Losses (Topic 316) – In June 2016, FASB issued ASU No. 2016-13, Measurement of Credit Losses on Financial Instruments. Current accounting principles generally accepted in the United States of America (GAAP) requires an “incurred loss” methodology for recognizing credit losses that delays recognition until it is probable a loss has been incurred. The main objective of this ASU is to provide financial statement users with more decision-useful information about the expected credit losses on financial instruments and other commitments to extend credit held by a reporting entity at each reporting date. The ASU affects loans, debt securities, trade receivables, net investments in leases, off-balance-sheet credit exposures, reinsurance receivables, and any other financial asset not excluded from the scope that have the contractual right to receive cash.

The ASU replaces the incurred loss impairment methodology in current GAAP with a methodology that reflects expected credit losses and requires consideration of a broader range of reasonable and supportable information to inform credit loss estimates. This ASU requires a financial asset (or group of financial assets) measured at amortized cost basis to be presented at the net amount expected to be collected. The allowance for credit losses is a valuation account that is deducted from the amortized cost basis of the financial asset(s) to present the net carrying value at the amount expected to be collected on the financial asset. The measurement of expected credit losses will be based on relevant information about past events, including historical experience, current conditions, and reasonable and supportable forecasts that affect the collectability of the reported amount. This ASU broadens the information that an entity must consider in developing its expected credit loss estimate for assets measured either collectively or individually. The use of forecasted information incorporates more timely information in the estimate of expected credit loss, which will be more decision useful to users of the financial statements. This ASU will be effective for fiscal years beginning after December 15, 2020, and interim periods within fiscal years beginning after December 15, 2021. The Company is evaluating the effect that ASU 2016-13 will have on its consolidated financial statements and related disclosures.

Big Muddy Bancorp, Inc.

Notes to Consolidated Financial Statements

Note 3 – Securities

Securities held by the Bank have been classified in the consolidated statements of financial condition according to management’s intent. All securities were classified as available for sale as of September 30, 2018.

The amortized cost, gross unrealized gains and losses and estimated fair value of securities at September 30, 2018, and December 31, 2017, are as follows:

		Gross	Gross
September 30, 2018	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value
Securities available-for-sale
Obligations of federal government agencies	$1,999,049	$-	$(18,436)	$1,980,613
Obligations of states, municipalities, and political subdivisions	602,364	3,035	-	605,399

Total	$2,601,413	$3,035	$(18,436)	$2,586,012

		Gross	Gross
December 31, 2017	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value
Securities available-for-sale
Obligations of federal government agencies	$2,004,637	$-	$(17,460)	$1,987,177
Obligations of states, municipalities, and political subdivisions	1,538,589	8,493	(1,318)	1,545,764
Mortgage-backed securities	3,392	96	-	3,488

Total	$3,546,618	$8,589	$(18,778)	$3,536,429

The scheduled maturities of debt securities at September 30, 2018, by contractual maturity, are shown below:

	Amortized	Fair
	Cost	Value
Securities available-for-sale
Due in one year or less	$1,499,569	$1,486,258
Due from one to five years	1,101,844	1,099,754
Due from five to ten years	-	-
Due after ten years	-	-

Total	$2,601,413	$2,586,012

Big Muddy Bancorp, Inc.

Notes to Consolidated Financial Statements

Note 3 – Securities (continued)

As of September 30, 2018, and December 31, 2017, there were 8 securities available for sale with unrealized losses. The following tables show the investments’ gross unrealized losses and fair values, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position.

	Less than 12 months		12 Months or Longer		Total
September 30, 2018	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
	Value	Losses	Value	Losses	Value	Losses
Securities available-for-sale
Obligations of federal government agencies	$1,481,103	$(17,977)	$499,510	$(459)	$1,980,613	$(18,436)
Obligations of states, municipalities and political subdivisions	-	-	-	-	-	-

Total	$1,481,103	$(17,977)	$499,510	$(459)	$1,980,613	$(18,436)

	Less than 12 months		12 Months or Longer		Total
December 31, 2017	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
	Value	Losses	Value	Losses	Value	Losses
Securities available-for-sale
Obligations of federal government agencies	$1,484,675	$(14,457)	$496,710	$(3,003)	$1,981,385	$(17,460)
Obligations of states, municipalities and political subdivisions	317,893	(516)	473,022	(802)	790,915	(1,318)

Total	$1,802,568	$(14,973)	$969,732	$(3,805)	$2,772,300	$(18,778)

Management has evaluated the above securities and does not believe that any individual unrealized loss as of September 30, 2018, or December 31, 2017, represents an other-than-temporary impairment (OTTI). Unrealized losses have not been recognized into income because management does not intend to sell the securities and it is likely that management will not be required to sell the securities prior to the anticipated recovery. The decline in fair market value is largely due to changes in interest rate market conditions rather than the underlying credit quality of the issuers. The fair value is expected to recover as the underlying securities in the portfolio approach the maturity date and market conditions improve.

Sales of securities totaled $515,378 for the nine months ended September 30, 2018, and $11,435,074 for the nine months ended September 30, 2017, resulting in losses of $1,042 and gains of $7,649, respectively.

Securities pledged to United Bankers’ Bank totaled approximately $467,000 at September 30, 2018.

Big Muddy Bancorp, Inc.

Notes to Consolidated Financial Statements

Note 4 – Loans

Loans receivable at September 30, 2018, and December 31, 2017, are summarized as follows:

	September 30, 2018	December 31, 2017

Agricultural production	$27,441,143	$23,071,342
Nonfarm, nonresidential commercial real estate	24,527,045	20,357,655
Farmland	13,779,103	14,165,036
Commercial and industrial	11,214,106	13,490,037
Residential real estate	13,181,832	13,274,873
Other	2,435,082	2,578,673

Total loans	92,578,311	86,937,616

Deferred loan fees and costs	(21,771)	(24,946)
Allowance for loan losses	(758,259)	(566,998)

Net loans	$91,798,281	$86,345,672

Loan balances include deposit overdraft accounts totaling $63,026 at September 30, 2018, and $87,151 at December 31, 2017.

The interest rates on loans fall into the following fixed and variable components at September 30, 2018, and December 31, 2017:

	September 30, 2018	December 31, 2017

Fixed	$30,873,738	$28,591,611
Variable	61,704,573	58,346,005

	$92,578,311	$86,937,616

Big Muddy Bancorp, Inc.

Notes to Consolidated Financial Statements

Note 4 – Loans (continued)

Total loans consist of originated loans and acquired non-impaired loans, net of deferred fees. The following tables summarize the balances for each respective loan category as of September 30, 2018, and December 31, 2017:

	September 30, 2018
		Acquired
	Originated	Nonimpaired	Total

Agricultural production	$24,541,790	$2,899,353	$27,441,143
Non farm, non residential commercial real estate	18,987,286	5,539,759	24,527,045
Farmland	9,062,473	4,716,630	13,779,103
Commercial and industrial	9,498,015	1,716,091	11,214,106
Residential real estate	10,241,402	2,940,430	13,181,832
Other	2,152,668	282,414	2,435,082

	$74,483,634	$18,094,677	$92,578,311

	December 31, 2017
		Acquired
	Originated	Nonimpaired	Total

Agricultural production	$19,702,972	$3,368,370	$23,071,342
Non farm, non residential commercial real estate	14,339,920	6,017,735	20,357,655
Farmland	7,957,959	6,207,077	14,165,036
Commercial and industrial	11,258,445	2,231,592	13,490,037
Residential real estate	10,234,008	3,040,865	13,274,873
Other	2,109,430	469,243	2,578,673

	$65,602,734	$21,334,882	$86,937,616

Big Muddy Bancorp, Inc.

Notes to Consolidated Financial Statements

Note 4 – Loans (continued)

Acquired nonimpaired loans: The Bank acquired certain nonimpaired loans. The unpaid principal balance and carrying value of these loans at September 30, 2018, and December 31, 2017, are as follows:

	September 30, 2018
	Unpaid
	Principal	Carrying
	Balance	Value

Agricultural production	$2,932,150	$2,899,353
Non farm, non residential commercial real estate	5,544,709	5,539,759
Farmland	4,925,411	4,716,630
Commercial and industrial	1,703,259	1,716,091
Residential real estate	2,949,248	2,940,430
Other	293,986	282,414

	$18,348,763	$18,094,677

	December 31, 2017
	Unpaid
	Principal	Carrying
	Balance	Value

Agricultural production	$3,387,498	$3,368,370
Non farm, non residential commercial real estate	6,023,493	6,017,735
Farmland	6,461,148	6,207,077
Commercial and industrial	2,215,659	2,231,592
Residential real estate	3,042,128	3,040,865
Other	484,085	469,243

	$21,614,011	$21,334,882

Big Muddy Bancorp, Inc.

Notes to Consolidated Financial Statements

Note 4 – Loans (continued)

The following tables summarize activity related to the allowance for loan losses and the recorded investment in loans by portfolio segment and based on impairment method at or for the three month and nine month periods ended September 30, 2018 and 2017:

	Three Months Ended September 30, 2018
		Non-farm,
		Non-residential
	Agricultural	Commercial		Commercial and	Residential
	Production	Real Estate	Farmland	Industrial	Real Estate	Other	Total
Allowance for loan losses

Beginning balance	$343,303	$97,066	$14,891	$77,106	$30,613	$13,296	$576,275
Charge-offs	-	-	-	-	-	(2,355)	(2,355)
Recoveries	9,019	-	-	1,059	-	261	10,339
Provision	174,000	-	-	-	-	-	174,000

Ending balance	$526,322	$97,066	$14,891	$78,165	$30,613	$11,202	$758,258

Ending balance individually evaluated for impairment	$310,000	$-	$-	$-	$-	$-	$310,000

Ending balance collectively evaluated for impairment	$216,322	$97,066	$14,891	$78,165	$30,613	$11,202	$448,259

Loans

Ending balance	$27,441,143	$24,527,045	$13,779,103	$11,214,106	$13,181,832	$2,435,082	$92,578,311

Ending balance individually evaluated for impairment	$2,423,270	$176,346	$2,402,484	$47,608	$628,844	$31,732	$5,710,284

Ending balance collectively evaluated for impairment	$25,017,873	$24,350,699	$11,376,619	$11,166,498	$12,552,988	$2,403,350	$86,868,027

Big Muddy Bancorp, Inc.

Notes to Consolidated Financial Statements

Note 4 – Loans (continued)

	Three Months Ended September 30, 2017
		Non-farm,
		Non-residential
	Agricultural	Commercial		Commercial and	Residential
	Production	Real Estate	Farmland	Industrial	Real Estate	Other	Total
Allowance for loan losses

Beginning balance	$454,709	$62,043	$30,142	$139,905	$53,847	$26,095	$766,741
Charge-offs	-	-	-	(31,072)	-	-	(31,072)
Recoveries	-	-	-	-	-	72	72
Provision	53,000	-	-	-	-	-	53,000

Ending balance	$507,709	$62,043	$30,142	$108,833	$53,847	$26,167	$788,741

Ending balance individually evaluated for impairment	$-	$-	$-	$47,044	$-	$-	$47,044

Ending balance collectively evaluated for impairment	$507,709	$62,043	$30,142	$61,789	$53,847	$26,167	$741,697

Loans

Ending balance	$29,997,207	$24,533,517	$9,113,021	$15,000,729	$9,377,206	$3,577,513	$91,599,193

Ending balance individually evaluated for impairment	$138,621	$113,349	$25,696	$547,903	$-	$-	$825,569

Ending balance collectively evaluated for impairment	$29,858,586	$24,420,168	$9,087,325	$14,452,826	$9,377,206	$3,577,513	$90,773,624

Big Muddy Bancorp, Inc.

Notes to Consolidated Financial Statements

Note 4 – Loans (continued)

	Nine Months Ended September 30, 2018
		Non-farm,
		Non-residential
	Agricultural	Commercial		Commercial and	Residential
	Production	Real Estate	Farmland	Industrial	Real Estate	Other	Total
Allowance for loan losses

Beginning balance	$211,427	$112,446	$25,317	$139,034	$60,715	$18,059	$566,998
Charge-offs	(240,512)	-	-	-	-	(7,866)	(248,378)
Recoveries	15,070	-	-	31,062	-	1,507	47,639
Provision (recapture)	540,337	(15,380)	(10,426)	(91,931)	(30,102)	(498)	392,000

Ending balance	$526,322	$97,066	$14,891	$78,165	$30,613	$11,202	$758,259

Ending balance individually evaluated for impairment	$310,000	$-	$-	$-	$-	$-	$310,000

Ending balance collectively evaluated for impairment	$216,322	$97,066	$14,891	$78,165	$30,613	$11,202	$448,259

Loans

Ending balance	$27,441,143	$24,527,045	$13,779,103	$11,214,106	$13,181,832	$2,435,082	$92,578,311

Ending balance individually evaluated for impairment	$2,423,270	$176,346	$2,402,484	$47,608	$628,844	$31,732	$5,710,284

Ending balance collectively evaluated for impairment	$25,017,873	$24,350,699	$11,376,619	$11,166,498	$12,552,988	$2,403,350	$86,868,027

Big Muddy Bancorp, Inc.

Notes to Consolidated Financial Statements

Note 4 – Loans (continued)

	Nine Months Ended September 30, 2017
		Non-farm,
		Non-residential
	Agricultural	Commercial		Commercial and	Residential
	Production	Real Estate	Farmland	Industrial	Real Estate	Other	Total
Allowance for loan losses

Beginning balance	$251,038	$60,371	$28,641	$163,145	$55,836	$19,325	$578,356
Charge-offs	-	-	-	(31,072)	-	-	(31,072)
Recoveries	3,698	-	-	2,337	-	2,422	8,457
Provision (recapture)	252,973	1,672	1,501	(25,577)	(1,989)	4,420	233,000

Ending balance	$507,709	$62,043	$30,142	$108,833	$53,847	$26,167	$788,741

Ending balance individually evaluated for impairment	$-	$-	$-	$47,044	$-	$-	$47,044

Ending balance collectively evaluated for impairment	$507,709	$62,043	$30,142	$61,789	$53,847	$26,167	$741,697

Loans

Ending balance	$29,997,207	$24,533,517	$9,113,021	$15,000,729	$9,377,206	$3,577,513	$91,599,193

Ending balance individually evaluated for impairment	$138,621	$113,349	$25,696	$547,903	$-	$-	$825,569

Ending balance collectively evaluated for impairment	$29,858,586	$24,420,168	$9,087,325	$14,452,826	$9,377,206	$3,577,513	$90,773,624

Big Muddy Bancorp, Inc.

Notes to Consolidated Financial Statements

 Note 4 – Loans (continued)

The following tables summarize impaired loans with and without allowance reserves at September 30, 2018, and December 31, 2017. Recorded investment includes the unpaid principal balance or the carrying amount of loans less charge-offs.

	September 30, 2018
		Recorded Investment
	Unpaid
	Principal	Without	With	Related
	Balance	Allowance	Allowance	Allowance

Agricultural production	$2,423,270	$1,625,443	$797,827	$310,000
Non farm, non residential commercial real estate	176,346	176,346	-	-
Farmland	2,402,484	2,402,484	-	-
Commercial and industrial	47,608	47,608	-	-
Residential real estate	628,844	628,844	-	-
Other	31,732	31,732	-	-

	$5,710,284	$4,912,457	$797,827	$310,000

	December 31, 2017
		Recorded Investment
	Unpaid
	Principal	Without	With	Related
	Balance	Allowance	Allowance	Allowance

Agricultural production	$2,175,439	$2,175,439	$-	$-
Non farm, non residential commercial real estate	70,943	70,943	-	-
Farmland	63,069	63,069	-	-
Commercial and industrial	45,431	45,431	-	-
Residential real estate	-	-	-	-
Other	986	986	-	-

	$2,355,868	$2,355,868	$-	$-

Big Muddy Bancorp, Inc.

Notes to Consolidated Financial Statements

Note 4 – Loans (continued)

The following tables summarize the average recorded investment and interest income recognized on impaired loans by loan class for the three and nine month periods ended September 30, 2018 and 2017:

	Three Months Ended September 30, 2018		Three Months Ended September 30, 2017
	Average	Interest	Average	Interest
	Recorded	Income	Recorded	Income
	Investment	Recognized	Investment	Recognized

Agricultural production	$2,424,829	$472	$138,920	$-
Non farm, non residential commercial real estate	178,599	-	113,528	-
Farmland	2,415,488	-	-	-
Commercial and industrial	48,474	-	561,775	6,990
Residential real estate	637,523	8,000	-	-
Other	32,429	631	-	-

	$5,737,342	$9,103	$814,223	$6,990

	Nine Months Ended September 30, 2018		Nine Months Ended September 30, 2017
	Average	Interest	Average	Interest
	Recorded	Income	Recorded	Income
	Investment	Recognized	Investment	Recognized

Agricultural production	$2,355,534	$111,959	$138,621	$2,403
Non farm, non residential commercial real estate	145,619	-	113,528	-
Farmland	2,316,936	36,378	-	-
Commercial and industrial	47,715	-	549,107	32,089
Residential real estate	463,107	27,332	-	-
Other	22,159	2,191	-	-

	$5,351,070	$177,860	$801,256	$34,492

Big Muddy Bancorp, Inc.

Notes to Consolidated Financial Statements

Note 4 – Loans (continued)

Loans on nonaccrual status by loan class as of September 30, 2018, and December 31, 2017, are as follows:

	September 30, 2018	December 31, 2017

Agricultural production	$1,262,399	$160,806
Non farm, non residential commercial real estate	176,346	110,868
Farmland	343,813	238,845
Commercial and industrial	47,608	116,067
Other	-	1,740

	$1,830,166	$628,326

Troubled debt restructurings – Loans may occasionally be restructured due to economic or legal reasons relating to the borrower’s financial condition by granting a concession in attempt to protect the investment.

The Bank may offer a variety of modifications to borrowers. The modification categories offered can generally be described in the following categories:

Rate modification – A modification in which the interest rate is changed.

Term modification – A modification in which the maturity date, timing of payments, or frequency of payments is changed.

Interest-only modification – A modification in which the loan is converted to interest-only payments for a period of time.

Payment modification – A modification in which the dollar amount of the payment is changed, other than a modification described above.

Combination modification – Any other type of modification, including the use of multiple categories above.

Big Muddy Bancorp, Inc.

Notes to Consolidated Financial Statements

Note 4 – Loans (continued)

The recorded investment in restructured loans at September 30, 2018, and December 31, 2017, was as follows:

	September 30, 2018	December 31, 2017
	Accruing Restructured Loans

Agricultural production	297,546	346,497

There were no troubled debt restructured loans that incurred a payment default within 12 months of the restructure date during the three and six-month periods ended September 30, 2018 and 2017.

No new troubled debt restructured loans occurred during the nine months ended September 30, 2018 and 2017.

Credit quality indicators – The Bank utilizes internal risk ratings for its credit quality indicators. The Bank categorizes loans into risk categories based on relevant information about the ability of borrowers to service their debt such as current financial information, historical payment experience, credit documentation, public information, and current economic trends, among other factors. The internal risk ratings (1) provide a basis for evaluating, monitoring, and reporting the overall quality of the loan portfolio, (2) promptly identify deterioration of loan quality and the need for remedial action, and (3) emphasize areas requiring upgrading of policies, procedures, or documentation.

The internal risk ratings are as follows:

Pass (1) – Credits in this category are secured by liquid in-house collateral, such as a Certificate of Deposit.

Pass (2) – Credits in this category are secured by liquid collateral, such as stocks, bonds, or excessive real estate values. Also included in this category is exceptional loans with Certified Public Accountant reviewed or audited financial statements.

Pass (3) – These loans are of acceptable quality and are performing in terms of the agreement. These loans have no apparent weaknesses, demonstrate sufficient liquidity, and have sound debt service ability. The credit is adequately protected by the current sound worth and paying capacity of the borrower and of the collateral (if any).

Big Muddy Bancorp, Inc.

Notes to Consolidated Financial Statements

Note 4 – Loans (continued)

Special Mention/Watch (4) – These loans are currently protected but have potential weaknesses, which if not checked or corrected may weaken the asset or inadequately protect the Bank’s credit position at some future date. Situations surrounding this classification may include:

●	Improper management supervision due to inadequate loan agreements, condition and control of the collateral, failure to obtain proper documentation, or other deviations from lending practices.

●	Economic or market conditions that may affect the borrower’s ability to perform in terms of the agreement, or may impact the Bank’s collateral position.

●	Adverse trends in the borrower’s operations or an unbalanced position in the financial statements, which has not yet reached a point where the retirement of debt is jeopardized.

Substandard (5) – These loans are inadequately protected by the current sound worth and paying capacity of the borrower, or the collateral pledged (if any). These loans have a well-defined weakness or weaknesses that jeopardize the liquidation of the debt. They are characterized by the distinct possibility that the bank will sustain some loss if the deficiencies are not corrected. Loss potential, while existing in the aggregate amount of the substandard assets, does not have to exist in the individual loans classified as substandard.

Doubtful (6) – Loans classified as doubtful have all the weaknesses inherent in loans classified substandard with the added characteristic that, with the existing facts, conditions, and values, the weaknesses make collection or liquidation in full highly questionable and improbable. The possibility of loss is extremely high but because of certain important and reasonable specific pending factors, which may work to the advantage and strengthening of the asset, it’s classification as an estimated loss is deferred until a more exact status may be determined. Pending factors include proposed merger, acquisition, or liquidation procedures, capital injection, perfecting liens on additional collateral and refinancing plans.

Loss (7) – Loans classified as loss are considered uncollectible and of such little value that their continuance as bankable assets is not warranted. This classification does not necessarily mean that the assets has absolutely no recovery of salvage value, but rather it is not practical or desirable to defer writing of this basically worthless asset even though partial recovery may occur in the future.

Big Muddy Bancorp, Inc.

Notes to Consolidated Financial Statements

Note 4 – Loans (continued)

The following tables summarize our internal risk rating by loan class as of September 30, 2018, and December 31, 2017:

	September 30, 2018
	Pass (Risk Rated 1-4)	Special Mention	Substandard	Doubtful	Total

Agricultural production	$21,556,549	$3,461,324	$1,375,877	$1,047,393	$27,441,143
Non farm, non residential commercial real estate	24,164,307	186,392	-	176,346	24,527,045
Farmland	7,533,829	3,842,790	1,844,693	557,791	13,779,103
Commercial and industrial	10,982,802	183,696	-	47,608	11,214,106
Residential real estate	10,837,745	1,715,243	628,844	-	13,181,832
Other	2,403,350	-	30,704	1,028	2,435,082

	$77,478,582	$9,389,445	$3,880,118	$1,830,166	$92,578,311

	December 31, 2017
	Pass (Risk Rated 1-4)	Special Mention	Substandard	Doubtful	Total

Agricultural production	$19,279,291	$1,538,895	$2,092,350	$160,806	$23,071,342
Non farm, non residential commercial real estate	19,921,811	324,976	-	110,868	20,357,655
Farmland	8,531,285	2,353,136	3,041,770	238,845	14,165,036
Commercial and industrial	13,091,404	45,087	237,479	116,067	13,490,037
Residential real estate	11,541,261	1,669,572	64,040	-	13,274,873
Other	2,530,745	14,338	31,850	1,740	2,578,673

	$74,895,797	$5,946,004	$5,467,489	$628,326	$86,937,616

The following tables present an aging of loans by class as of September 30, 2018, and December 31, 2017:

	September 30, 2018
	30-59 Days Past Due	60-89 Days Past Due	90 Days and Greater Past Due	Total Past Due	Current	Total Loans Receivable	Recorded Investment> 90 Days and Accruing

Agricultural production	$-	$215,981	$160,806	$376,787	$27,064,356	$27,441,143	$-
Non farm, non residential commercial real estate	-	325,368	70,943	396,311	24,130,734	24,527,045	-
Farmland	-	-	63,069	63,069	13,716,034	13,779,103	-
Commercial and industrial	2,197	34,510	45,431	82,138	11,131,968	11,214,106	-
Residential real estate	-	238,483	-	238,483	12,943,349	13,181,832	-
Other	42,655	10,501	1,027	54,183	2,380,899	2,435,082	-

	$44,852	$824,843	$341,276	$1,210,971	$91,367,340	$92,578,311	$-

Big Muddy Bancorp, Inc.

Notes to Consolidated Financial Statements

Note 4 – Loans (continued)

	December 31, 2017
	30-59 Days Past Due	60-89 Days Past Due	90 Days and Greater Past Due	Total Past Due	Current	Total Loans Receivable	Recorded Investment> 90 Days and Accruing

Agricultural production	$278,800	$-	$227,564	$506,364	$22,564,978	$23,071,342	$227,564
Non farm, non residential commercial real estate	-	229,860	-	229,860	20,127,795	20,357,655	-
Farmland	303,507	35,464	-	338,971	13,826,065	14,165,036	-
Commercial and industrial	26,427	23,231	116,067	165,725	13,324,312	13,490,037	-
Residential real estate	439,698	342,501	-	782,199	12,492,674	13,274,873	-
Other	21,264	8,744	1,564	31,572	2,547,101	2,578,673	-

	$1,069,696	$639,800	$345,195	$2,054,691	$84,882,925	$86,937,616	$227,564

In 2015, the Bank entered into a borrowing agreement with Federal Home Loan Bank (FHLB). Advances are secured by a blanket pledge on certain qualified loans. The amount of pledged loans for the nine months ended September 30, 2018, was $12,624,899 compared to $3,400,743 at December 31, 2017. The advance equivalent totaled $12,624,899 and the remaining collateral capacity totaled $10,612,496 at September 30, 2018. At December 31, 2017, the advance equivalent totaled $3,400,743 and the remaining collateral capacity totaled $3,388,340.

Note 5 – Intangible Assets

The following table summarizes the changes in the Bank’s intangible assets:

	Core Deposit	Core Deposit
	Intangible	Intangible
	September 30, 2018	December 31, 2017

Beginning Core Deposit Intangible	$399,221	$443,585
Amortization	(33,273)	(44,364)

Ending Core Deposit Intangible	$365,948	$399,221

Big Muddy Bancorp, Inc.

Notes to Consolidated Financial Statements

Note 5 – Intangible Assets (continued)

The following table presents the forecasted amortization expense for 2018 through 2022 for acquired intangible assets:

Expected Amortization

Remaining 2018	$11,091
2019	44,364
2020	44,364
2021	44,364
2022	44,364
Thereafter	177,401

$365,948

Note 6 – Deposits

Major classifications of deposits at September 30, 2018, and December 31, 2017, are as follows:

	September 30, 2018	December 31, 2017

Non-interest bearing demand	$28,931,280	$31,506,706
Interest bearing demand	16,042,421	16,559,498
Money market	11,337,507	11,428,275
Savings	12,772,417	13,973,639
Certificates of deposit less than $250,000	17,415,231	19,054,395
Certificates of deposit greater than or equal to $250,000	5,193,357	6,451,658

	$91,692,213	$98,974,171

The following is a schedule by years of maturities for time deposits at September 30, 2018:

Years ending December 31,
Remaining 2018	$5,154,592
2019	10,534,606
2020	4,218,985
2021	632,856
2022 and thereafter	2,067,549

$22,608,588

Big Muddy Bancorp, Inc.

Notes to Consolidated Financial Statements

Note 7 – Borrowings

The Bank had unsecured operating lines of credit with correspondent banks totaling $3 million at September 30, 2018, and $1 million at December 31, 2017. There were no outstanding balances under the Bank’s operating line agreements at September 30, 2018, or at December 31, 2017. Interest varies based on the federal funds purchased rates.

At September 30, 2018, the Bank had secured operating lines of credit with the Federal Home Loan Bank and United Bankers’ Bank with approximately $30.2 million, available for future borrowings. The line is secured by designated residential real estate, commercial real estate, and acceptable consumer loans of the Bank. At September 30, 2018, the outstanding balance on these lines was $2,000,000 compared to $0 at December 31, 2017. Interest varies based upon the type and term of the borrowing.

The following table summarizes borrowings by maturity date as of September 30, 2018:

Years Ending December 31,
2018	$2,000,000
2019	-
2020	-
2021	-
2022	-
Thereafter	-

$2,000,000

Note 8 – Commitments and Contingencies

Lease commitments and contracts –The Bank leases commercial space to two third parties; rental income was $6,000 and $19,800, for the three months and nine months ended September 30, 2018, respectively, compared to $1,800 and $5,400 in income for the three months and nine months ended September 30, 2017, respectively.

Commitments to extend credit – In the normal course of business, the Bank makes various commitments and incurs certain contingent liabilities that are not presented in the accompanying financial statements. The commitments and contingent liabilities include various guarantees and commitments to extend credit. Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the commitment letter. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer’s creditworthiness on a case-by-case basis. The amount of collateral obtained, if it is deemed necessary by the Bank upon extension of credit, is based on management’s credit evaluation of the counterparty. Collateral held varies but may include securities, accounts receivable, inventory, fixed assets, and/or real estate properties. The distribution of commitments to extend credit approximates the distribution of loans outstanding.

At September 30, 2018, the Bank had $13.6 million in commitments to extend credit compared to $20.5 million at December 31, 2017.

Big Muddy Bancorp, Inc.

Notes to Consolidated Financial Statements

Note 9 – Income Taxes

The Bank’s effective tax rate for the three and nine month periods ending September 30, 2017, was approximately 32.3%. The effective tax rate for the same three and nine month periods ending September 30, 2018, was approximately 23.9%. The primary reason for the 8.4% decrease is the reduction in the U.S. federal tax rate to 21%. The rate reduction was a direct result of the U.S. Tax Cuts and Jobs Act, which was signed into law on December 22, 2017.

Note 10 – Common Stock

During the nine months ended September 30, 2018, the Company declared approximately $437,544 in cash dividends on common stock. During the nine months ended September 30, 2017, the Company declared approximately $327,870 in cash dividends. During the first nine months of 2018 and 2017, the Board of Directors did not elect to issue or repurchase any shares of common stock.

Note 11 – Related Party Transactions

Loans to related parties – In the normal course of business, the Bank makes loans to its executive officers, directors, and companies affiliated with these individuals. It is management’s opinion that loans to the Bank’s officers and directors are on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated persons and do not involve more than a normal risk of collectability. The following table summarizes activity for principal amounts due from related parties for the six months ended September 30, 2018, and for the year ended December 31, 2017:

	September 30, 2018	December 31, 2017

Balance, beginning of period	$575,101	$332,369
Principal additions	424,674	257,313
Principal payments	(429,474)	(14,581)

Balance, end of period	$570,301	$575,101

The Bank also accepts deposits from its executive officers, directors, and affiliated companies on substantially the same terms as unrelated persons. The aggregate dollar amount of these deposits were approximately $2.1 million at September 30, 2018, compared to $1.8 million at December 31, 2017.

Big Muddy Bancorp, Inc.

Notes to Consolidated Financial Statements

Note 12 – Concentrations of Credit Risk

Most of the Bank’s loans and commitments have been granted to customers in the Bank’s market area, specifically in the state of Montana. As such, significant changes in economic conditions in Montana, or with its primary industries, could adversely affect the Bank’s ability to collect loans. Substantially all such customers are depositors of the Bank. The concentrations of credit by type of loan are set forth in Note 4. The distribution of commitments to extend credit approximates the distribution of loans outstanding. The Bank’s legal and internal lending limits were $2.76 million as of September 30, 2018, and $2.66 million as of December 31, 2017. Per Montana law, the Bank does not extend credit to any single borrower or group of related borrowers in excess of 20% of capital. As disclosed in Note 11, approximately 2% of deposits were with related parties.

The amount on deposits at other institutions fluctuates, and at times exceeds the insured limit by the Federal Deposit Insurance Corporation, and this potentially subjects the Bank to credit risk.

Note 13 – Fair Value Measurements

Accounting Standards Codification (ASC) 820-10, Fair Value Measurements and Disclosures, provides enhanced guidance for measuring assets and liabilities using fair value and applies to situations where other standards require or permit assets or liabilities to be measured at fair value. It also requires expanded disclosure of items that are measured at fair value, the information used to measure fair value, and the effect of fair value measurements on earnings.

Valuation techniques are based upon observable and unobservable inputs. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect the Bank’s assumptions about market value. These two types of inputs create the following fair value hierarchy:

Level 1 – Quoted prices for identical instruments in active markets.

Level 2 – Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations whose inputs are observable.

Level 3 – Instruments whose significant value drivers are unobservable.

Big Muddy Bancorp, Inc.

Notes to Consolidated Financial Statements

Note 13 – Fair Value Measurements (continued)

The following table summarize the Bank’s financial instruments measured at fair value on a recurring and non-recurring basis at September 30, 2018, and December 31, 2017:

	September 30, 2018
	Fair Value	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Financial instruments under recurring basis
Securities available for sale
Obligations of federal government agencies	$1,980,613	$-	$1,980,613	$-
Obligations of states, municipalities, and political subdivisions	605,399	-	605,399	-

Total securities available for sale	$2,586,012	$-	$2,586,012	$-

Financial instruments under non-recurring basis
Impaired Loans	$797,827			$797,827
Foreclosed real estate and other foreclosed assets	91,220	-	-	91,220

Total financial instruments under non-recurring basis	$889,047	-	-	$889,047

	December 31, 2017
	Fair Value	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Description of financial instrument
Securities available for sale
Obligations of federal government agencies	$1,987,177	$-	$1,987,177	$-
Mortgage-backed securities	3,488	-	3,488	-
Obligations of states, municipalities, and political subdivisions	1,545,764	-	1,545,764	-

Total securities available for sale	$3,536,429	$-	$3,536,429	$-

Financial instruments under non-recurring basis

Foreclosed real estate and other foreclosed assets	$91,220	$-	$-	$91,220

The Bank’s securities available for sale at September 30, 2018, and December 31, 2017, primarily consisted of US agency securities, municipal securities, and mortgage-backed securities. The obligations of federal government agencies trade in active markets and are included under Level 1. The mortgage-backed securities and obligations of states, municipalities, and political subdivisions are included under Level 2, because there may or may not be daily trades in each of the individual securities and because the valuation of these securities may be based on instruments that are not exactly identical to those owned by the Bank. Temporary changes in the valuation of securities available for sale do not affect current income; instead, unrealized gains or losses on available for sale securities are reported as a net amount in accumulated comprehensive income. Declines in the fair value of individual securities available for sale below their cost that are other-than-temporary result in write-downs of the individual securities to their fair value. No such write-downs have occurred during the periods presented.

Big Muddy Bancorp, Inc.

Notes to Consolidated Financial Statements

Note 14 – Regulatory Matters

The Bank is subject to various regulatory capital requirements administered by state and federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank’s assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank’s capital amounts and classifications are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios of total and the final rules implementing Basel Committee on Banking Supervision’s capital guidelines for U.S. Banks (Basel III rules) became effective for the Bank on January 1, 2015, with full compliance with all of the requirements being phased in over a multi-year schedule, and full phased in by January 1, 2019. The Basel III rules include a new Common Equity Tier 1 capital ratio and require a minimum capital adequacy. The Basel III rules require the Bank have a Tier 1 leverage ratio of 4.0%, a Common Equity Tier 1 ratio of 4.5%, a Tier 1 risk-based ratio of 6.0%, and a total risk-based ratio of 8.0%. The Bank is also required to establish a “conservative buffer”, consisting of common equity Tier 1 capital, equal to 2.5% of risk-weighted assets. An institution that does not meet the conservative buffer will be subject to restrictions on certain activities including payment of dividends, stock repurchases, and discretionary bonuses to executive officers. Management believes, as of December 31, 2017, the Bank met all capital adequacy requirements to which it is subject. Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to total assets (as defined). Management believes, as of September 30, 2018, the Bank met all capital adequacy requirements to which it is subject.

The Bank’s actual capital amounts and ratios are also presented in the table below (dollars in thousands):

	Actual		Adequately Capitalized		Well Capitalized
September 30, 2018	Amount	Ratio	Amount	Ratio	Amount	Ratio

Total capital to risk weighted assets	13,710	16.14%	6,795	8.00%	8,493	10.00%

Tier I capital to risk weighted assets	12,952	15.25%	5,096	6.00%	6,795	8.00%

Leverage capital, Tier I capital to average assets	12,952	11.99%	4,320	4.00%	5,400	5.00%

	Actual		Adequately Capitalized		Well Capitalized
December 31, 2017	Amount	Ratio	Amount	Ratio	Amount	Ratio

Total capital to risk weighted assets	13,302	16.10%	6,610	8.00%	8,263	10.00%

Tier I capital to risk weighted assets	12,735	15.41%	4,958	6.00%	6,610	8.00%

Leverage capital, Tier I capital to average assets	12,735	11.40%	4,467	4.00%	5,584	5.00%

Big Muddy Bancorp, Inc.

Notes to Consolidated Financial Statements

Note 15 – Subsequent Events

Subsequent events are events or transactions that occur after the date of the statement of financial condition but before the financial statements are available to be issued. The Bank recognizes in the financial statements the effects of all subsequent events that provide additional evidence about conditions that existed at the date of the statement of financial condition, including the estimates inherent in the process of preparing of the financial statements. The Bank’s financial statements do not recognize subsequent events that provide evidence about conditions that did not exist at the date of the statement of financial condition but arose after the date of the statement of financial condition and before the financial statements are available to be issued.

On August 21, 2018, Eagle Bancorp Montana, Inc. (Eagle) and Eagle’s wholly-owned subsidiary, Opportunity Bank of Montana, a Montana charted commercial bank (Opportunity Bank), entered into an Agreement and Plan of Merger (the Merger Agreement) with Big Muddy Bancorp, Inc., a Montana corporation (Big Muddy Bancorp), and Big Muddy Bancorp’s wholly-owned subsidiary, The State Bank of Townsend, a Montana chartered commercial bank (the Bank). The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Big Muddy Bancorp, Inc. will merge with and into Eagle, with Eagle continuing as the surviving corporation (the Merger). Immediately following the effective time of the Merger, The State Bank of Townsend is expected to merge into Opportunity Bank, with Opportunity Bank continuing as the surviving Bank.

In November 2018, the Company declared and paid a cash dividend of $194,464 on common stock. Additionally, on December 31, 2018, the Company declared a cash dividend to shareholders of approximately $800,000, payable in 2019.

The Bank has evaluated subsequent events through January 4, 2018, which is the date the financial statements are available to be issued.